FedEx
                                 Federal Express
                      Latin America and Caribbean Division

              VOICE ENABLED CUSTOMER SERVICE APPLICATION AGREEMENT


This agreement (the "Agreement") is made as of the date of execution, between Federal Express Corporation ("FedEx"), a Delaware company, with a mailing address at 701 Waterford Way, Suite 1000, Miami, Florida 33128, and Intraco Systems, Inc, a corporation existing under the laws of the State of Nevada ("Contractor" or "Intraco"), with a mailing address at 3998 FAU Blvd., Suite 210, Boca Raton, FL 33431.

                              TERMS AND CONDITIONS

1        Scope of Work

Subject to all of the terms and conditions of this Agreement, FedEx agrees to purchase and the Contractor agrees to provide the Voice Enabled Customer Service Application System ("VECSA System") described and specified in Contractor's proposal. The Contractor agrees to furnish all services, labor, materials, documentation, equipment, and software to install, test the VECSA System, integrate it to existing FedEx databases and systems and to provide the required training, warranties and maintenance. Contractor shall abide by the FedEx specifications and instructions regarding the performance of this Agreement. Contractor hereby acknowledges that all customers developed through the performance of this Agreement, if any, are seeking the services of FedEx, thus, all customer contacts are solely the property of FedEx.

2        Term

The term of this Agreement shall commence on the date of execution by duly authorized representatives of the parties (the "Effective Date"), and shall continue thereafter for six (6) months after FedEx's Final Acceptance of the VECSA System. This Agreement may be renewed, but shall not be renewed automatically, for an additional six (6) month period, subject to the requirements for renewal provided herein. Renewals shall be agreed upon by the parties in writing and executed by duly authorized representatives of the parties, and shall be subject to the terms and conditions of this Agreement, especially those regarding early termination. In the event a renewal of this Agreement is not duly executed by the parties, the parties agree that the terms and conditions of this Agreement in its entirety will be applicable to the relationship between them, that the Agreement shall be a month-to-month fixed-term engagement, and such relationship shall be subject to the termination provisions set forth herein. Either party shall be entitled to terminate the engagement at any time, without cause, by giving notice of its intent to terminate the Agreement thirty (30) days prior to the desired termination date.

FedEx shall be under no obligation whatsoever to continue this Agreement, beyond any agreed term, and Contractor shall not be entitled to any severance payment, damages, or compensation in any form or manner based upon, or due to, FedEx's decision not to so continue or extend this Agreement. FedEx reserves the right, at its sole discretion, to enter into similar agreements with third parties, and Contractor shall have no claim to participate in such traffic or to share in any compensation paid by FedEx therefor. FedEx shall be entitled to execute Agreements of a nature similar to this Agreement with other parties.

3        Payments

Payments shall be made in accordance with the terms specified in the exhibits to this Agreement. Payments do not constitute whole or partial acceptance of the VECSA System; acceptance shall only occur by formal written notice to that effect.

3        Termination

Either party has the right to terminate this Agreement if the other party is in default of any material obligation or representation of this Agreement, which substantially harms the non-defaulting party, and which default is incapable of cure or which, being capable of cure, has not been cured within twenty (20) days after receipt of written notice of such default (or such additional cure period as the non-defaulting party may authorize). Default, however, does not automatically terminate this Agreement.

Contractor shall also be deemed in default if the VECSA System exhibits defects causing serious disruption of use and/or repeated periods of downtime, notwithstanding Contractor's remedial or maintenance efforts. Any delay in fulfilling Contractor's tasks in delivering a functioning VECSA System is a material default.

In the event of any such default by Contractor, FedEx shall serve notice thereof upon the Contractor. In addition to the foregoing, FedEx shall be entitled to all remedies available in law in the event of any default of the Contractor or in equity.

4        Termination by virtue of acts of insolvency

                                                   Contractor's initials: /s/ WN
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                                                        FedEx's initials: /s/ HF
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FedEx may terminate this Agreement by written notice if Contractor becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise.

5        Force Majeure, Suspension and Termination

In the event that either party is unable to perform its obligations under this Agreement, or to enjoy any of its benefits because of (or if loss of the VECSA System is caused by) natural disaster or actions or decrees of governmental bodies (hereinafter referred to as a "Force Majeure Event" or the "Event"), the party who has been so affected immediately shall give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, this Agreement shall be immediately suspended. If the period of non-performance exceeds fifteen (15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may terminate this Agreement by giving written notice. If such Event shall affect the Final Acceptance or warranty schedules of this Agreement, such date or warranty period shall automatically be extended for a period equal to the duration of such Event.

6        Notice of Termination

Termination of this Agreement must be by written notice to the other party specifying the date when the termination shall be effective.

7        Conduct upon Expiration or Termination

In the event this Agreement is terminated prior to its expiration because of default or violation of the terms of the Agreement by the Contractor, within fourteen (14) days after notification by FedEx, Contractor shall remove all hardware, restore the premises to its prior condition. There shall be no obligation on the part of FedEx to make any further payments.

8        Time Is of the Essence

The VECSA System is critical to the smooth operations of FedEx. Customers require the functionality provided by the VECSA System, the lack of which directly equates to lost revenues for FedEx. It is critical that Final Acceptance of the VECSA system occurs at the time required by FedEx. Therefore, FedEx and the Contractor agree that time is of the essence.

9        Confidential Information

As used herein, "Confidential Information" means (i) the terms and provisions of this Contract and any related documents delivered concurrently herewith, and
(ii) all FedEx computer hardware, all software, all data, reports, analyses, compilations, studies, interpretations, forecasts, records and other materials (in whatever form maintained, whether documentary, computer storage or otherwise) that contain or otherwise reflect information concerning the FedEx System, FedEx Services or the services of any of FedEx's subsidiaries or affiliates, or any portion thereof, that FedEx may provide to Contractor in connection with this Contract ("Provided Information"), together with all data, reports, analyses, compilations, studies, interpretations, forecasts, records or
(iii) other materials (in whatever form maintained, whether documentary, computer storage or otherwise) prepared by Contractor after receiving Provided Information that contain or otherwise reflect or are based upon, in whole or in part, any Provided Information or that reflect the review of, interest in, or evaluation of all or any portion of the transactions contemplated by this Contract and any related documents delivered concurrently herewith ("Derived Information"). As used herein, "Agents" means, collectively, the respective directors, employees, controlling persons or attorneys of the parties. As used herein, the term "person" shall be broadly interpreted to include, without limitation, any corporation, partnership, trust or individual; the term "Receiving Party" shall mean the Contractor; and the term "Disclosing Party" shall mean FedEx.

Contractor hereby agrees that all Confidential Information shall be kept confidential and shall not, without the prior written consent of FedEx, be disclosed by the Contractor in any manner whatsoever, in whole or in part, other than to Contractor's Agents, and shall not be used, directly or indirectly, for any purpose other than in connection with this Contract and not in any way inherently detrimental to FedEx. Moreover, Contractor agrees to reveal Confidential Information only to its Agents if and only to the extent that such Agents, have a strict need to know such Confidential Information for the purpose of the Contractor satisfying its obligations under this Contract and are informed of the confidential nature of the Confidential Information and agree to be bound by the terms and conditions of this Contract. The Contractor shall be responsible for any breach of this Contract by its Agents (including Agents who, subsequent to the first date of disclosure of Confidential Information hereunder, become former Agents). Moreover, Contractor shall take all reasonably necessary measures to restrain its Agents (and former Agents) from unauthorized disclosure or use of the Confidential Information.

Notwithstanding anything in this Contract to the contrary, Confidential Information shall not include any information which (1) at the time of disclosure to Contractor is generally available to and known by the public (other than as a result of any disclosure made

                                                   Contractor's initials: /s/ WN
                                                                          ------
                                                        FedEx's initials: /s/ HF
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directly or indirectly or other action or inaction by the Contractor or anyone to whom the Contractor or any of its Agents transmit or transmitted any Confidential Information); (2) becomes publicly available in the future (other than as a result of a disclosure made directly or indirectly or other action or inaction by the Contractor or anyone to whom the Contractor or any of its Agents transmit or have transmitted any Confidential Information); (3) was available to the Contractor or its Agents on a non-confidential basis from a source other than the FedEx or any of its subsidiaries or affiliates or any of their respective Agents providing such information (provided that to the best of the Contractor's knowledge, after due inquiry, such source is not or was not bound to maintain the confidentiality of such information);

In the event that Contractor or Contractor's Agents become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information of FedEx, Contractor shall, unless prohibited by law, provide FedEx prompt prior written notice of such requirement so that it may seek a protective order or other appropriate remedy, or both, or waive compliance with the terms of this Contract. In the event that such protective order or other remedy is not obtained, or FedEx waives compliance with the provisions hereof, the Contractor agrees to furnish only such portion of the Confidential Information that the Contractor is advised by written opinion of FedEx's counsel is legally required to be furnished by it and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information.

Contractor hereby agrees that all such Confidential Information will be forever treated and maintained by said party as strictly confidential and, except in the performance of its obligations hereunder, Contractor will not at any time disclose any such Confidential Information to any third party or use such confidential information for any purpose whatsoever without FedEx's prior written consent. Furthermore, Contractor shall safeguard any and all of FedEx's property entrusted to its care, including, without limitation, all promotional materials, lists, storage media (e.g., floppy discs and compact discs) and, after its use thereof, said party shall return same to the other party.

It is recognized and hereby acknowledged that any breach or violation by Contractor of any or all of the covenants or agreements set forth above may cause irreparable harm or damage to FedEx's business, the monetary amount of which may be virtually impossible to ascertain. As a result, Contractor agrees that FedEx shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining any and all breaches or violations of such covenants by the Contractor or its associates, affiliates, partners, employees, agents or designees, either directly or indirectly, and that such right to an injunction shall be cumulative and in addition to whatever other remedies FedEx may possess at law or in equity. Nothing contained herein shall be construed to prevent FedEx from seeking and recovering from the Contractor damages sustained by it as a result of any breach or violation by Contractor of any of the covenants or agreements contained herein. This provision shall survive the expiration or earlier termination of this Contract.

Contractor shall refrain from duplicating the FedEx's Confidential Information for any purpose other than for the performance of its obligations under this Contract and for the benefit of FedEx; or use the FedEx's Confidential Information for any reason or purpose other than as expressly permitted in this Contract.

Upon termination of this Contract or if either party so requests, the Contractor shall return to FedEx or destroy all copies of the Confidential Information in its possession and the possession of its Agents and will destroy all copies of any Derived Information; provided, however, that this Contract will continue to apply to the Confidential Information and/or Derived Information contained or reflected in such copies.

Each party shall be solely responsible for any information that such party provides to the other party, and the receiving party shall be deemed to act as a passive conduit for the other party's online distribution and publication of such information. Notwithstanding the foregoing, each party may, subject to the provisions established herein, take any action with respect to such information that it deems reasonably necessary or appropriate, in its sole discretion, if such party believes such information may create liability for it. Each party will use its best efforts to ensure that its information does not contain any viruses or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

10       Risk of Loss

FedEx is relieved of any liability for loss or damage to equipment or software during periods of transportation, installation and possession from the Effective Date until the termination of this Agreement.

11       Agreement Administration

Henry D. Fields is the only officer authorized to execute any amendments to this Agreement.

                                                   Contractor's initials: /s/ WN
                                                                          ------
                                                        FedEx's initials: /s/ HF
                                                                          ------

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FedEx shall designate a Project Manager to be responsible for managing FedEx's responsibilities and resources under this Agreement, and who shall be responsible for all coordination with the Contractor. The Project Manager shall also be responsible for reviewing all Contractor Invoices, auditing Contractor records as required, inspecting Contractor's work, and handling all other day-to-day project matters for FedEx.

The Project Manager shall be the following individual; provided that FedEx may change this assignment by written notification to Contractor:


David Waggoner
701 Waterford Way
Miami, Florida 33128
(786) 388-2677


The Project Manager shall have the right to correct, in writing, any clerical, mathematical or minor errors or omissions in the specifications when such corrections are necessary for the proper fulfillment of their intention.

12       Meetings

After execution of the Agreement, technical, scheduling and status meetings will be held. These meetings will be for the purpose of, but not limited to establishing the project schedule, establishing design and functional details, and establishing delivery, installation, testing, and maintenance of hardware and software.

Meetings will be scheduled as needed to complete project milestones. The Contractor agrees to provide the services of his technical representatives for meetings requested by FedEx for a reasonable purpose or particular need at no additional cost to FedEx.

13       Licenses, Permits and Approvals

The Contractor must apply for and obtain all licenses, permits and approvals from any relevant regulatory agencies. The cost of all licenses, permits and approvals shall be borne by the Contractor.

14       Inspections and Corrections

Contractor's performance shall be subject to inspection and testing by FedEx at any time. However, FedEx is not responsible for managing the project and the Contractor is not relieved of its responsibility for inspecting, testing, and correcting its work to comply with FedEx's specifications. Contractor shall assist in any such inspection by the Project Manager or his/her designee to allow a determination of Contractor's compliance with the specifications for this project. Such inspections shall not unduly interfere with Contractor's performance.

If the Project Manager or his/her designee determines that the Contractor's performance is not in compliance with the specifications and requirements of this Agreement, FedEx may require the Contractor to correct the performance at no additional cost to FedEx.

If the Contractor fails to correct the performance within a reasonable period of time, FedEx shall have the right to correct the performance by whatever means it chooses and may deduct the cost thereof from any sums due to Contractor.

15       No Subcontractors

The Contractor may not enter into subcontracts with third parties for its performance of any part of the Contractor's duties and obligations; and in no event shall the existence of a subcontract operate to release or reduce the liability of the Contractor to FedEx for any breach in the performance of the Contractor's duties. The Contractor agrees to hold FedEx harmless hereunder for any loss or damage of any kind occasioned by the acts or omissions of the Contractor's subcontractors, their agents, or employees.

16       Protection or Persons and Property

Contractor at all times shall protect FedEx's property from injury or loss arising in connection with this Agreement. Contractor shall take all necessary precautions for the safety of employees and shall comply with all applicable provisions of federal, state, and local

                                                   Contractor's initials: /s/ WN
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                                                        FedEx's initials: /s/ HF
                                                                          ------
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laws, codes and regulations to prevent accidents or injury to persons on, about or adjacent to any premises where work is being performed.

Contractor shall erect and properly maintain at all times all necessary safeguards for the protection of Contractor's employees, FedEx employees, and the public.

17       Site Inspection and Preparation

The Contractor has inspected FedEx's sites and facilities for the installation of the VECSA System, finding it acceptable for that purpose.

18       Final Acceptance

FedEx shall certify its Final Acceptance after the VECSA System has successfully completed all testing. Final payment to the Contractor will be made after Final Acceptance.

19       Training and Documentation

Contractor shall provide FedEx at no additional charge with all assistance, detailed documentation and technical information (including updates), advice and training required by FedEx. FedEx shall have the right to reproduce all documentation.

20       Warranties

Contractor warrants, for a period of twelve (12) consecutive months after the Final Acceptance Date, that the VECSA System and any and all products furnished under this Agreement will be free from defects in design, material and workmanship, that it will be in full conformity with Contractor's published specifications, drawings, or samples, that it will function in accordance with specifications contained in this Agreement, that it will continue to function in compliance with the standard of performance initially required during the Acceptance Test, and that Contractor will make all necessary adjustments repairs and replacements to maintain the VECSA System in such condition at no cost to FedEx.

If Contractor is not the original equipment manufacturer, Contractor shall pass through all manufacturers' equipment warranties to FedEx.

The Contractor warrants that the products proposed to and acquired by FedEx under this Agreement are new and of current manufacture, and that it has no current plans for announcing a replacement line which would be marketed by Contractor as replacements for the products contained herein and would result in reduced support for the product line within which the VECSA System furnished to FedEx is contained.

The Contractor warrants and represents that the VECSA System is the sole and exclusive property of Contractor or that Contractor is authorized to provide full use of the VECSA System to FedEx as provided herein and that said VECSA System is not subject to any lien, claim, or encumbrance inconsistent with any of FedEx's rights under this Agreement and that FedEx is entitled to, and shall be able to enjoy, quiet possession and use of the VECSA System without interruption by Contractor or any person claiming under or through Contractor or by right of paramount title.

Contractor warrants that it has full power and authority to grant the rights granted by this Agreement to FedEx without the consent of any other person.

In the event of any claim by a third party against FedEx asserting a patent, copyright, trade or secret, or proprietary right violation involving the VECSA System acquired by FedEx hereunder, Contractor will defend, at its expense, and will indemnify FedEx against any loss, cost, expense, or liability arising out of such claim, whether or not such claims is successful. In the event a final injunction or order shall be obtained against FedEx's full use of the VECSA System as a result of such claims, suits or proceedings, and if no further appeal of such ruling is practicable, Contractor shall, at FedEx's option and at Contractor's expense, (1) procure for FedEx the right to continue full use of the VECSA System; or (2) replace or modify the same so that it becomes non-infringing (which modification or replacement shall not affect the obligation to ensure the VECSA System conforms with applicable specifications); or (3) if the product is purchased and (1) or (2) above are not practicable, re-purchase the product from FedEx at the same price paid by FedEx.

If the VECSA System is leased, licensed, or rented, and (1), (2) or (3) above are not practicable, remove such VECSA System from FedEx's site(s) and pay FedEx promptly after notification for all direct and consequential damages suffered by FedEx as a result of the loss of the infringing product and any other whose continued utility to FedEx is adversely affected by the removal of the infringing product, and hold FedEx harmless from any further liability therefor under any applicable Order, Settlement, or other

                                                   Contractor's initials: /s/ WN
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                                                        FedEx's initials: /s/ HF
                                                                          ------

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agreement. In no event shall FedEx be liable to Contractor for any lease, rental, or maintenance payments after the date, if any, that FedEx is no longer legally permitted to use the VECSA System because of such actual or claimed infringement. In the event removal or replacement of the VECSA System is required pursuant to this Paragraph, Contractor shall use reasonable care in the removal or modification thereof and shall, at its own expense, restore FedEx's premises as nearly to their original condition as is reasonably possible.

Contractor warrants that the VECSA System, and the manufacture and production therefore, are in compliance with any and all applicable laws, rules, and regulations.

21       Maintenance

The Contractor shall provide Full Maintenance Services for equipment and software for the VECSA System. Contractor shall (1) Provide scheduled preventive maintenance during normal business hours based on the specific needs of the equipment or software, in the minimum number of hours, and at the frequency set forth in the preventive maintenance schedule approved by FedEx. Preventive maintenance shall include adjustments, lubrication, cleaning, replacement of defective parts, correction and retrofitting for engineering changes. Preventive maintenance work shall be scheduled with the Project Manager; (2) Provide unscheduled, on-call remedial maintenance as required for inoperative equipment or software; (3) Provide maintenance materials, tools, documentation, physical planning manual, diagnostic and test equipment necessary for the maintenance services described herein. Contractor shall furnish FedEx with a central telephone number where notice shall be given of the need for equipment or software remedial maintenance. This telephone service shall be available 24 hours a day, seven days a week.

In response to calls for service, Contractor shall provide and bear the cost of parts and labor required to maintain the equipment and software in accordance with the warranty provisions hereof, and the specifications and performance capabilities contained in the Agreement between the parties, or any updated version of the same. Maintenance includes determining the cause of failure, removing, repairing or replacing parts or elements as necessary in order to conform with the warranty provisions hereof, delivering and reinstalling the parts, and placing the equipment or software back into service.

All parts shall be furnished on an exchange basis and will be new standard parts or parts warranted as new. Each part shall meet or exceed the specifications of the manufacturer of the unit in which the part is installed and shall be free of defects in title, material, and workmanship.

The Contractor shall provide all materials, tools, diagnostic/test equipment, and documentation needed to perform the specified maintenance services.

Contractor shall maintain, at FedEx's site, a written remedial and preventive maintenance and repair log.

For each incident of equipment or software defect or malfunction, Contractor shall record therein at least the date and time notified, the date and time of arrival, the date, time, duration of all maintenance work performed, a description of the cause for the work, diagnostic reports of correction, adjustments, or updates, and a description of the work performed.

FedEx shall have unlimited access to this log.

The services shall be performed in a timely and workmanlike manner, using only qualified and certified (if applicable) maintenance engineers and technicians who are familiar with the equipment and software they are servicing, and their operation, and the services shall conform to the standards generally observed in the industry for similar services.

All Contractor agents, subcontractors, and employees who will have access to FedEx information by developing, installing, testing and maintaining equipment and software may be screened by FedEx. FedEx shall have the right to request replacement of Contractor personnel, for any cause.

Contractor shall supply two sets of specialty tools required for routine maintenance of the VECSA System which an electronic maintenance person working regularly in the field would not normally have available. The Contractor shall provide to FedEx such current diagrams, schematics, manuals, specifications, listings and other documents necessary for the maintenance. There shall be no additional charge for said maintenance documents.

Contractor shall provide a letter guaranteeing the availability of all necessary parts for the maintenance and growth of the VECSA System for a five (5) year period after Final Acceptance. This guarantee letter shall be provided prior to Final Acceptance.

Contractor shall maintain a supply of spare parts on FedEx's site adequate to make emergency repairs. Contractor shall maintain any other spare parts necessary to repair the VECSA System at a location in FedEx of installation from which parts can be obtained

                                                   Contractor's initials: /s/ WN
                                                                          ------
                                                        FedEx's initials: /s/ HF
                                                                          ------
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within four (4) hours. Any parts not available locally shall be shipped FedEx on the same day. This service shall be available 365 days a year.

These maintenance provisions covers all causes of equipment and software malfunction resulting in downtime.

22       Field Changes

The Contractor shall provide for on-site Field Changes for all products supplied to FedEx on the same basis that they are furnished to other customers using the same type of equipment and software. Contractor shall report to FedEx on a periodic basis not greater than once each quarter the existence of all Field Changes that have been made available by Contractor for the products supplied to FedEx. For purposes of this paragraph, Field Changes shall refer to changes that are applied generally to the product line which FedEx's products are in and which are intended to correct a defect or omission, to increase reliability, to enhance the functionality, to improve the logic, or to make any other improvement in any equipment or software that is supplied to FedEx under this Agreement. Such periodic report shall include an estimate of the time necessary to install each such Field Change; the schedule for implementing, and the effect of installing each Field Change on the functionality of FedEx's VECSA System. FedEx reserves the right to require Contractor to modify the schedule for installing Field Changes to accommodate FedEx's needs.

22       Software Licenses

The Contractor hereby grants FedEx a nonexclusive, nontransferable and perpetual license to use the software required for the VECSA System, including related documentation under each program element thereof. The software licensed shall include any improvements, additions, or modifications of the version or versions of the software which the Contractor has licensed FedEx to use and materials related thereto and all materials, documentation and technical information provided to FedEx in written form for use in connection with the software.

FedEx may modify or adapt any portion of software or documentation for its own use and at its own expense to meet its specific requirements. Such modifications or adaptations of software or documentation made by FedEx shall remain the property of FedEx.

In the event that Contractor shall cease doing business, shall be declared bankrupt or shall fail to perform its obligations under this Agreement, or if any software provided under this Agreement enters the public domain, then the license granted under this Agreement shall be terminated and all right, title and interest in the software shall immediately be vested in FedEx without payment of any compensation to the Contractor and the escrow agent shall deliver the source code and documentation to FedEx upon FedEx's request.

Contractor shall make software modifications, including improvements and program changes, available to FedEx prior to or at the same time such modifications are available to any of Contractor's customers.

Improvements in the software (which shall mean any additions or modifications made by Contractor or the software vendor to or in the software at any time after installation) which improve the efficiency and effectiveness of the basic program functions and which do not change such functions or create one or more new ones, shall be furnished to FedEx at no charge. Installation of improvements shall be done only with FedEx's approval.

If, at any time after installation, Contractor or the software vendor shall develop any changes in the software which change the basic program functions of the software or add one or more new ones, FedEx shall have the right to obtain such program changes at the lesser of (i) Contractor's or the software vendor's standard prices then in effect for installing such changes, or (ii) the difference between the then current price of the software including such changes and the applicable fees and charges for the software reflected herein.

23       Price Protection

The Contractor warrants that of the prices, terms, warranties and benefits granted by Contractor herein are comparable to or better than the equivalent terms beings offered by Contractor to any present commercial customer. If the Contractor shall, during the term of this Agreement, enter into arrangements with any other customer providing greater benefits or more favorable terms, this Agreement shall thereupon be deemed amended to provide the same to FedEx. The Contractor shall promptly notify FedEx of any Agreements so executed.

24       Amendments

The parties reserve the right to amend or modify this Agreement. Amendments to this Agreement shall be in writing and executed by both parties.

                                                   Contractor's initials: /s/ WN
                                                                          ------
                                                        FedEx's initials: /s/ HF
                                                                          ------
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25       Choice of Exclusive Contracting Place, Governing Law and Venue

The country of United States shall be deemed the place of contracting hereunder, and the rights and obligations of the parties under this Contract shall be exclusively governed by and construed and enforced in accordance with the internal laws of Florida, without regard to any of its conflict of law provisions or principles, or the conflict of laws provision of any other jurisdiction. In the event a suit is instituted, the parties hereby submit to the exclusive jurisdiction of the courts of Florida in respect to any suit or other proceeding brought in connection with or arising out of this Contract and venue shall be in Miami-Dade County, Florida.

26       Assignment

The rights and responsibilities of Contractor under this Agreement may not be assigned or transferred without the express, prior written consent of FedEx. Failure to provide consent or to reject any assignment shall not be construed as acceptance or waiver of FedEx's rights to reject any assignment. FedEx may assign its rights, obligations or both, partially or in its entirety, to a successor entity or individual. Notwithstanding the prohibition on assignments by Contractor, this Agreement, and all of the benefits and obligations thereof, shall be binding upon and shall be enforceable by against the parties-hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the parties), subject to the early termination provisions contained in this Agreement.

27       Binding effect

The provisions, covenants and conditions in this Agreement apply to bind the parties, their legal heirs, representatives, successors, and assigns.

28       Remedies

All remedies available to either party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

29       Headings

Sections headings are included in the Agreement for convenience only and do not change, modify, or limit any right or obligation of this Agreement.

30       Independent Contractor

The Parties acknowledge that it is not now, nor was it ever their intent, to enter into a commercial agency agreement. The Parties further acknowledge that this Contract is intended to be a services agreement, and that Contractor shall not be entitled to receive any severance compensation or other payment as a result of the termination of this Contract. The Parties agree that this Contract is entered into on a principal-to-principal basis and that Contractor is an independent contractor acting for its own account and at its sole risk. Contractor shall not be the agent, representative, distributor or attorney-in-fact of FedEx. Contractor shall have no authority whatsoever to act in the name of or on behalf of FedEx, or to bind FedEx in any way. Notwithstanding the foregoing, if contrary to the intentions of the Parties, this Contract should be deemed for whatever reason to be a commercial agency, representation, distribution or other similar legal figure, Contractor hereby expressly waives any and all rights it may have to claim or receive any benefit not envisioned in the Contract which may be provided for in existing or future laws, decrees, or regulations applicable to the Parties. Except as otherwise contemplated by this Contract, the time, manner, method and place of performance of each party's obligations under this Contract shall be determined by such party in its own discretion and judgment.

Contractor acknowledges that this Contract does not grant or create, and shall not be construed as granting or creating, a franchise or an exclusive right to the FedEx Services or an agency relationship of any kind, be it general, commercial agency or otherwise, joint venture, or partnership between FedEx and Contractor, or a master-servant, employer-employee, or any similar relationship between FedEx and Contractor, its employees, servants, agents or related individuals or entities.

Neither party shall have authority to bind, nor shall it attempt so to bind, the other party or its affiliates to any contract, or the performance of any obligation, nor represent to third parties that it has any right to enter into any binding obligation on behalf of the other party or its affiliates, it being intended that each party shall remain an independent contractor responsible for its own actions.

                                                   Contractor's initials:/s/ WN
                                                                         ------
                                                       FedEx's initials: /s/ HF
                                                                         ------

FEDEX
FEDERAL EXPRESS

It is expressly understood that Contractor is the sole and exclusive employer of its employees for the purposes of any applicable laws and regulations, and that Contractor is exclusively responsible for the payment of all salaries, benefits, taxes, contributions, dismissal indemnities or any other obligations payable to its employees; and to any government or any agency or subdivision of such government as a result of the discharge of Contractor's obligations or by reason of the Contract or its termination. Accordingly, neither FedEx nor any of its affiliates shall be liable to Contractor, any of Contractor's employees, or to any government or any agency or subdivision of such government for any taxes, indemnities, losses or payments of any kind arising from the employment, discharge or use of any person or organization for the purpose of satisfying Contractor's obligations under this Contract or which may arise by virtue of its termination. In addition, the parties agree that Contractor shall not be liable to FedEx, any of FedEx's employees, or to any government of or any agency or subdivision of such government for any taxes, indemnities, losses or payments of any kind arising from the employment, discharge or use of any person or organization for the purpose of satisfying FedEx's obligations under this Contract or which may arise by virtue of its termination.

31       Hold Harmless

Contractor agrees to indemnify, defend and hold harmless FedEx, its corporate parent, its sister companies, its customers, and their respective directors, officers and employees, from any and all liabilities, damages, losses, expenses, demands, claims suits or judgments, including reasonable legal fees and expenses, of any nature, incurred by a third party because of claims relating to or arising from this Agreement or a violation thereof, use of Contractor or FedEx's web site or FedEx's proprietary information or the placement or transmission of any message, information, software or other materials on FedEx's web site by any third party; any violation of the intellectual property rights of any third party under copyright, trademark or patent law of the United States or under applicable foreign laws or international treaties/conventions; or arising in any manner out of Contractor's execution and/or performance under this Agreement or its relations with any users, potential and actual, including, without limitation, liability arising from problems of any nature in any way related to this Agreement. If FedEx seeks indemnification under this Agreement, FedEx shall give notice to Contractor promptly after FedEx has actual knowledge of any demand, claim, suit or judgment as to which indemnity may be sought ("Claim"), and the Contractor shall be obligated (at Contractor's sole expense) to assume the defense of such Claim. Contractor agrees that (i) counsel for Contractor who shall conduct the defense of such Claim must be satisfactory to FedEx; (ii) FedEx may participate in such defense, and may hire its own counsel in addition to the Contractor's counsel; and (iii) FedEx's omission to give notice as provided in this section shall not relieve Contractor of its indemnification obligations under this Agreement. Contractor shall not, except with FedEx's approval, consent to entry of any judgment or administrative order or enter into any settlement, that (i) could affect FedEx's business interests; or (ii) does not include as an unconditional term of settlement, the giving by the claimant or plaintiff to FedEx of a release from all liability with respect to such Claim.

32       Ownership

Title to and ownership of the equipment being purchased shall pass to FedEx on the Final Acceptance Date.

33       Notices

Notices provided for under this Agreement shall be made in writing and shall be delivered personally or by FedEx, to the addresses provided below. Notice given electronically or via fax shall be confirmed in writing as set out above.

If to Company:

INTRACO SYSTEMS
3998 FAU BLVD. SUITE 210
BOCA RATON, FL  33431

Telephone: (561) 367-0600
Attention: BOB MARCUS

If to FedEx:

FedEx
     -------------
701 WATERFORD WAY
SUITE 1000
MIAMI, FL  33126

Attention: HENRY FIELDS

With a copy to:
                                                   Contractor's initials: /s/ WN
                                                                          ------
                                                        FedEx's initials: /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

Federal Express Corporation
Legal Department

Latin America and Caribbean Division
701 Waterford Way, Suite 1000
Miami, FL  33126

Attention:  Armando J. Tirado, Esq.
             Regional Counsel


34       Security and Access Restrictions

Access to FedEx facilities will be restricted to personnel who have received a security clearance from FedEx. Access may also be restricted with respect to the time and day. Restricted access shall not result in additional charges to FedEx for overtime or schedule delays.

35       Severability

Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other of its provisions.

36       Storage of Materials

Proper and safe storage of any materials shall be the responsibility of the Contractor and FedEx will not be responsible for loss of or damage to materials, tools, appliances, or work arising from acts of theft, vandalism, malicious mischief or other causes unless such loss or damage results from negligence of FedEx.

37       Waiver

No term of provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other whether expressed or implied, shall not constitute a continuing waiver of or consent to, or excuse for any different or subsequent breach.

38       Authority

Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement. The parties to this Agreement acknowledge that it is a negotiated agreement, that they have had the opportunity to have this Agreement reviewed by their respective legal counsel, and that the terms and conditions of this Agreement are not to be construed against any party on the basis of such party's draftsmanship thereof.

39       Entire Agreement

This Agreement contains the entire agreement between the parties and supersedes all prior agreements between the parties, whether written or oral. No representations, inducements, promises, or agreements which are not embodied herein shall be of any force or effect. No change, addition, or amendment shall be made to this Agreement except by a written modification signed by both the parties hereto. This Agreement may not be modified, amended, varied, waived, explained, added to, extended, changed in any way, except by a written instrument executed by a person authorized to execute such an instrument on behalf of both Contractor and FedEx.

40       Survival

The provisions of this Agreement which by their nature extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied. Specifically, the Contractor's obligations to indemnify FedEx shall survive this Agreement.

Federal Express Corporation                       Intraco Systems, Inc.

By:    /s/  HENRY FIELDS                          By:    /s/ WALT NAWROCKI
       ------------------                                ----------------------
Name:  HENRY FIELDS                               Name:  WALT NAWROCKI
       ------------------                                ----------------------
Title: VP OF IT                                   Title: CEO
       ------------------                                ----------------------

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS



Date:    10-31-2000                               Date:    10/30/00
     ----------------------                            ---------------------









                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

-------------------------------------------------------------------------------


                                    Exhibit 1
                                     to the
                             VECSA System Agreement
                                     between
                              Intraco Systems, Inc.
                                       and
                           Federal Express Corporation
                             dated November 1, 2000

                FEDEX VOICE ENABLED CUSTOMER SERVICE APPLICATION

APPLICATION DESCRIPTION:

The Fed Ex Voice Enabled Customer Service application will be initially designed to handle inbound calls into the Puerto Rico call center to request (schedule) a package pickup. Customers will use the system to "Schedule a Pick-Up" in the initial release of the service or they may be directed to a "Live Agent" if they so choose. This is a complete speech recognition and IVR system that is driven by voice either in English or Spanish. FedEx will have the option of choosing another second language engine, other than Spanish as appropriate for the country where service is being implemented.

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

                         -----------------------------------
                         |SYS:  Thank You for calling      |
                         |FedEx.  For English prompts say  |
                         |English or press 1.  For Spanish |
                         |prompts say Spanish or press 2.  |
                         -----------------------------------
                          |                          |
                          |                          |
                    -------                          ------
                    |                                      |
                    |                                      |
           ---------------------                 ---------------------
           | Caller: English or|                 | Caller: Spanish or|
           |    DTMF 1         |                 |    DTMF 2         |
           |    (Reco)         |                 |    (Reco)         |
           |                   |                 |                   |
           ---------------------                 ---------------------
                    |                                      |
                    |                                      |
           ---------------------                 ---------------------
           |SYS: To schedule   |                 |SYS: To schedule   |
           |a pickup say       |                 |a pickup say       |
           |schedule pickup    |                 |schedule pickup    |
           |or press 1.  For   |                 |or press 1.  For   |
           |all other services |                 |all other services |
           |say Customer       |                 |say Customer       |
           |Representative or  |                 |Representative or  |
           |press 2.           |                 |press 2.           |
           ---------------------                 ---------------------
               |      |                               |      |
               |      |                               |      |
        -------|      |------                  -------|      |-------
        |                   |                  |                    |
------------------- ------------------ ------------------- -------------------
|CALLER:          | |CALLER:         | |CALLER:          | |CALLER:          |
|SCHEDULE A       | |CUSTOMER REP OR | |SCHEDULE A       | |CUSTOMER REP OR  |
|PICKUP OR DTMF 1 | |DTMF 2          | |PICKUP OR DTMF 1 | |DTMF 2           |
| (RECO)          | |(RECO)          | | (RECO)          | | (RECO)          |
------------------- ------------------ ------------------- -------------------
        |                  |                   |                    |
        |                  |                   |                    |
        |                  |                   |                    |
---------------      ---------------     ---------------    ---------------
|GOTO:SCHEDULE|      |    GOTO:    |     |GOTO:SCHEDULE|    |    GOTO:    |
|  COMPONENT  |      |  LIVE AGENT |     |  COMPONENT  |    |  LIVE AGENT |
|             |      |             |     |             |    |             |
 \           /        \           /       \           /      \           /
   \       /            \       /           \       /          \       /
     \   /                \   /               \   /              \   /
       |                    |                   |                  |

MODULAR APPLICATION DESIGN

The system is designed for additional plug in menu application modules for Tracking Information, International Shipping Information, Drop Off Information, US Rates, and Order Supplies. As FedEx determines a need for added capabilities Intraco will design and integrate the additional modules on a per project basis. All of the testing of new modules will be performed in Intraco's test facility and approved by FedEx before moving them into FedEx production systems. Average rollout time for a new module will be 45 days.

MULTI-LANGUAGE CAPABILITY

The system for FedEx Puerto Rico will provide the caller with the option to proceed in English or Spanish. FedEx will have the option to choose English and one additional language of choice for those countries where Spanish is not required. This capability in the future can be expanded. The languages supported by Intraco Systems are as follows: American English, Australian English, Canadian French, Cantonese, European French, German, Italian, Japanese, Mandarin, Portuguese (tuned for Brazil), Spanish, Swedish, and UK English.

LOCATION OF EQUIPMENT

In the interest of reducing line charges, Intraco has agreed to co-locate the hardware required to provide this service in a facility designated by FedEx and approved by Intraco. Intraco will retain title to all of the necessary equipment. Intraco personnel will be granted access to equipment as necessary to maintain a fully operational system for FedEx. Preferred means of access into the system is a 24-hour internet connection. Intraco will use this connection to backup ODR logs and perform messaging in the event the system has an error or failure.

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

REDUNDANT SERVERS

In the interest of getting the servers up quickly and cost effectively, Intraco Systems will install one server and will not provide redundancy. Intraco systems will use the capability of the Nortel Option 11 to route incoming calls to the live agents in the event the Intraco server fails. In the event of system failure Intraco Systems will have the servers back online within 48 hours of time of notification of failure. If FedEx chooses to have redundant servers Intraco Systems will have the servers up and running within one month of receipt of the order.

APPLICATION SCRIPTING & DATABASE INTEGRATION

Intraco Systems software development staff will meet with FedEx personnel to determine the appropriate customized scripts for future components that will be added to the FedEx Puerto Rico system and final approval of Schedule a Pickup Component. FedEx will be tasked with providing Intraco Systems software development staff with an interface to the FedEx database for scheduling a pickup. Intraco Systems will work with FedEx staff to help define the interface. Once a module has been finalized and signed off by FedEx, the completed module can be utilized in any country without additional development costs. If however, FedEx wishes to modify the module scripts or integration features, these requested modifications will be made at $150.00 per hour of work required. New or changed voice prompts requested by FedEx will be charged at $15 per prompt.

[TECHNICAL DIAGRAM OMITTED]

MAINTENANCE

Intraco Systems will be required to maintain the server and software. The cost of this maintenance is built into the per call cost to FedEx. Intraco Systems will be responsible for the following:
         a. Proper recognition of numbers and selected keywords used as commands in the call flow. Intraco Systems will tune this application to the highest accuracy rate possible.

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

         b. 24 x 7 monitoring of system software. FedEx will provide Intraco Systems with a stable internet connection that is up 24 x 7 in order for Intraco Systems to provide this service.
         c. If any part of the "Voice Enabled Customer Service Application" software fails, Intraco Systems will be required to fix the problem within 48 hours of time of notification.
         d. In the case of hardware failure Intraco Systems is responsible to have the hardware fixed or replaced within 72 hours of notification of problem.
Intraco Systems is not responsible for maintaining the following
         a. Monitoring of the local PBX and the digital connection to the Intraco Systems hardware.
         b. Monitoring and maintaining the network connectivity to the local LAN.
         c. Monitoring and maintaining connectivity with the FedEx database in Memphis.
         d. Monitoring and maintaining backup power for the Intraco Systems server.
         e.       Monitoring and maintaining proper call overflow.

DEVELOPMENT TIMELINE

English Prototype - 2 weeks from contract signature date.
    English Prototype is defined as followed:
         a. Working prototype running in an Intraco Systems data center of choice.
         b.       Fully functional "Schedule a Pickup" component working with
                  English prompts and Speech Recognition Technology.
         c.       FedEx personnel will call into the system to confirm the look and feel of the interface. Intraco will make minor changes to the system call flow to meet FedEx requirements.

English / Spanish Prototype - 4 weeks from contract signature date
    English / Spanish Prototype is defined as followed
         a. Working prototype running in an Intraco Systems data center of choice.
         b. Fully functional "Schedule a Pickup" component working with both English and Spanish prompts and Speech Recognition Technology.

Production System Operational - 6 weeks from contract signature date
    Production System Operational is defined as followed:
         a. Working production server located in the FedEx Puerto Rico call center.
         b. Intraco Systems will not be responsible for the server not being in production due to fault of FedEx. Intraco Systems will deliver a working and tested server and qualified personnel to bring the server on line. FedEx will have appropriate Personnel and hardware available for the Intraco server to interface with.
         c. Intraco Systems will not take responsibility for missing the deadline due to problems with access to the FedEx personnel or facilities.

COST PROPOSAL

Cost includes "Schedule a Pick-up" application development and testing, fine tuning, and integration into existing FedEx database.

$50,000 (one time cost). Module may be used in any country, in any number of countries, at no additional cost.

$25,000 is due at time of contract signing
$25,000 balance due at Final Acceptance by FedEx and prior to set up and turn up of service

TRANSACTION COSTS

Starting with the first day of service to customers, Intraco will provide two
(2) months of service at no transaction cost. For the balance of this contract, the following fee schedule will apply regarding total monthly calls processed and confirmed:

CALL RANGE         MONTHLY CALLS        PRICE/CALL            AMOUNT

0-3500                      3500         $   1.00         $   3,500.00
3501-4500                   4500         $   0.85         $   3,825.00
4501-5500                   5500         $   0.75         $   4,125.00

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

5501-6500                   6500         $   0.65         $   4,225.00
6501-7500                   7500         $   0.60         $   4,500.00
7501-8500                   8500         $   0.55         $   4,675.00
8501-9500                   9500         $   0.50         $   4,750.00
9501-10500                 10500         $   0.49         $   5,145.00
10501-11500                11500         $   0.48         $   5,520.00
11501-12500                12500         $   0.47         $   5,875.00
12501-13500                13500         $   0.46         $   6,210.00
13501-14500                14500         $   0.45         $   6,525.00
14501-15500                15500         $   0.44         $   6,820.00
15501-16500                16500         $   0.43         $   7,095.00
16501-17500                17500         $   0.42         $   7,350.00
17501-18500                18500         $   0.41         $   7,585.00
18501-19500                19500         $   0.40         $   7,800.00
19501 and above            20500         $   0.39         $   7,995.00


CHARGES WILL APPLY TO THE FOLLOWING CALLS:

Calls completed and processed by the Voice CSA System where a scheduled pick up is confirmed.
Calls partially processed, data is captured and transferred to a FedEx call center agent, will be at 50% of scheduled rate.

FEDEX WILL NOT BE CHARGED ANY MONEY FOR THE FOLLOWING CALLS:

Calls routed to a live agent as the first choice of the caller.
Calls routed to a live agent anywhere during the call process where Intraco cannot deliver any captured caller content.

FedEx will provide Intraco a detailed pick up confirmation report to reconcile against the Call Detail Records processed by the Intraco Voice CSA System.

TRAVEL AND SET UP COST PER LOCATION

$2500.00 for first day.
$1400.00 per day, thereafter.
Estimated time per location - 3 to 5 days

The following Intraco personnel are the only officers authorized to execute any amendments to this Agreement.

Walt Nawrocki, CEO
Jack Berger, President
Bob Marcus, CFO
Philip Sencer, VP Sales


DISCLAIMER OF WARRANTIES AND REPRESENTATIONS

THE INTRACO SOFTWARE IS PROVIDED UNDER THIS AGREEMENT ON AN "AS IS" BASIS. COMPANY ACCEPTS ALL RISKS AND LIABILITIES ASSOCIATED WITH ITS USE AND BEARS THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE INTRACO SOFTWARE. INTRACO DISCLAIMS, ANY AND ALL WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED), WITH RESPECT TO THE INTRACO SOFTWARE, DOCUMENTATION, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------

FEDEX
FEDERAL EXPRESS

WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, INTRACO EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OR THIRD PARTY WITH RESPECT TO THE INTRACO SOFTWARE, DOCUMENTATION OF ANY PART THEREOF.

LIMITATION OF LIABILITY

INTRACO LIABILITY, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, LIABILITY IN TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL NOT EXCEED PAYMENTS MADE BY COMPANY TO INTRACO AS PART OF THIS AGREEMENT. INTRACO SHALL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, REVENUES OR GOODWILL, LOSS OF USE OF EQUIPMENT OR LOSS OF DATA, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICES, DOWNTIME COSTS OR ANY CLAIM AGAINST COMPANY BY ANY OTHER PARTY. EVEN IF SUCH DAMAGES WERE FORESEEABLE AND EVEN IF COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, THE PARTIES EXPRESSLY AGREE THAT THE FOREGOING LIMITATIONS ARE AGREED ALLOCATIONS OF RISK CONSTITUTING IN PART THE CONSIDERATION FOR THIS AGREEMENT, AND THAT SUCH LIMITATIONS SHALL SURVIVE THE DETERMINATION OF ANY COURT OF COMPETENT JURISDICTION THAT ANY REMEDY PROVIDED HEREIN OR AVAILABLE AT LAW FAILS OF ITS ESSENTIAL PURPOSE.


FEDERAL EXPRESS CORPORATION                  INTRACO SYSTEMS, INC.

By:     /s/ HENRY D. FIELDS                  By:     /s/ WALT NAWROCKI
        -------------------                          -------------------

Name:   Henry D. Fields                      Name:   Walt Nawrocki
        -------------------                          -------------------

Title:  VP of IT                             Title:  CEO
        -------------------                          -------------------

Date:   10-31-2000                           Date:   10/30/00
        -------------------                          -------------------

                                                  Contractor's initials:  /s/ WN
                                                                          ------
                                                       FedEx's initials:  /s/ HF
                                                                          ------